EXHIBIT T3E-3

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

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                                            :
IN RE                                       :        CHAPTER 11 CASE NO.
                                            :
GENESIS HEALTH VENTURES, INC., ET AL.,      :        00-2692 (JHW)
                                            :
               DEBTORS.                     :
                                            :        (JOINTLY ADMINISTERED)
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                                            :
IN RE                                       :        CHAPTER 11 CASE NO.
                                            :
MULTICARE AMC, INC., ET AL.,                :        00-2494 (JHW)
                                            :
               DEBTORS.                     :
                                            :        (JOINTLY ADMINISTERED)
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                             TECHNICAL AMENDMENTS TO
                      DEBTORS' JOINT PLAN OF REORGANIZATION
                      -------------------------------------

                     Genesis Health Ventures, Inc. ("Genesis"), The Multicare Companies, Inc. ("Multicare"), and the other above-captioned debtors and debtors in possession (collectively with Genesis and Multicare, the "Debtors") hereby file these Technical Amendments to the Debtors' Joint Plan of Reorganization, dated July 6, 2001 (the "Plan").(1)

                     1. Section 1.31 of the Plan (Definitions/Genesis Other Secured Claim) is amended as follows: at the end of the second line after the words "Genesis Senior Lender Claim", insert the words ", but including Secured


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(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed thereto in the Plan.

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Claims in the amount of $50,000,000 of the lender parties to the documents described in clause (ii) of the definition of Genesis Senior Lender Agreements."

                     2. Section 1.36 of the Plan (Definitions/Genesis Senior Lender Claim) is amended as follows: at the end of the sixth line after the number "$17,290,962", insert the words ", and the Claims of the lender parties to the documents described in clause (ii) of the definition of Genesis Senior Lender Agreements are Genesis Senior Lender Claims to the extent of $28,236,000."

                     3. Section 1.57 of the Plan (Definitions/Plan Documents) is amended as follows:

                     a. in the sixth line after the designation (viii), delete the words "the settlement agreement referred to in Section 5.15 hereof, (ix)"

                     b. in the seventh line, replace the designation "(x)" with the designation "(ix)".

                     4. Section 2.3 of the Plan (Administrative Expense Claims and Priority Tax Claims/Priority Tax Claims) is amended as follows: in the eighth line after the words "Allowed Priority Tax Claim" insert the words "; provided, however, that any Allowed Priority Tax Claim belonging to the Internal Revenue Service shall receive quarterly, rather than annual, Cash payments".

                     5. Section 3.3 of the Plan (Classification of Claims and Equity Interests/Subclasses for Class G1) is amended as follows: insert the words "101 E. State Street, Kennett Square, Pa." in the second to last line of the second column of the table underneath the words "Woodmont Center."


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                     6.Section 4.1 of the Plan (Treatment of Claims and Equity
Interests/Genesis Other Secured Claims (Class G1)) is amended as follows:

                     a. insert the words "G1-5, G1-6, G1-7," in the first line after the words "Except for the Genesis Other Secured Claims in Subclasses."

                     b. add the following subparagraphs (d), (e), and (f) after subparagraph (c):

                               (d) Subclass G1-5. As of the Effective Date, all
                     of the Genesis Debtors' obligations under, pursuant to, and in connection with (i) the 8.875% First Mortgage Revenue Refunding Bonds (Edella Street Associates Project), Series 1992, due September 1, 2014 (the "Lackawanna Bonds"), issued pursuant to that certain Trust Indenture, dated as of June 1, 1992 (the "Lackawanna Indenture"), between the Lackawanna County Industrial Development Authority and Fidelity Bank, National Association ("Fidelity", predecessor to Allfirst Bank ("Allfirst")), as indenture trustee, and (ii) any and all documents, agreements, and instruments executed in connection with the Lackawanna Bonds, including, without limitation, the Lackawanna Indenture and that certain Mortgage And Security Agreement dated as of June 1, 1992 (collectively, the "Lackawanna Bond Documents"), shall be reinstated and shall be the obligations of the Reorganized Debtors. As of the Effective Date, the Lackawanna Bond Documents shall be deemed reinstated in their entirety, and all legal, equitable, and contractual rights under the Lackawanna Bond Documents and the Lackawanna Bonds shall be and remain unaltered by confirmation and consummation of the Plan, including, without limitation, the extent, validity, priority, and perfection of all liens and security interests granted thereunder. No further filing, notice, or other action shall be required to effect the reinstatement of the Lackawanna Bond Documents and the Lackawanna Bonds, including, without limitation, the perfection of liens granted in respect thereof; provided, that the Genesis Debtors and/or the Reorganized Debtors shall obtain and execute, or cause to be obtained and executed, such replacement documents, agreements, and instruments as reasonably requested in writing by either Allfirst, as


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                     indenture trustee, or by holders of the Lackawanna Bonds.
                     On or as soon as reasonably practicable after the Effective Date, the Genesis Debtors and/or the Reorganized Debtors shall (y) cure any and all defaults under the Lackawanna Bonds and the Lackawanna Bond Documents (including, without limitation, any past due payments of principal and interest (at the nondefault rate), whether incurred prior to or after the Commencement Date), and (z) reimburse Allfirst, as indenture trustee, for all fees, expenses, and costs (including reasonable attorneys' fees and expenses) which have accrued and are required to be paid under the Lackawanna Bonds and the Lackawanna Bond Documents.

                               (e) Subclass G1-6. As of the Effective Date, all
                     of the Genesis Debtors' obligations under, pursuant to, and in connection with (i) The Delaware Economic Development Authority First Mortgage Revenue Refunding Bonds Series of 1993 (Dover Health Care Associates Inc. Project) (the "Delaware Bonds"), issued pursuant to that certain Trust Indenture dated as of February 1, 1993 (the "Delaware Indenture"), between The Delaware Economic Development Authority and Fidelity Bank, National Association ("Fidelity," as predecessor to Allfirst, as indenture trustee, and (ii) any and all documents, agreements and instruments executed in connection with the Delaware Bonds, including, without limitation, the Delaware Indenture, that certain Mortgage and Security Agreement dated as of February 1, 1993, and that certain Guaranty Agreement dated as of February 1, 1993, the provisions of Section 5.1 herein notwithstanding (collectively, the "Delaware Bond Documents"), shall be reinstated and shall be the obligations of the Reorganized Debtors. As of the Effective Date, the Delaware Bond Documents shall be deemed reinstated in their entirety, and all legal, equitable, and contractual rights under the Delaware Bond Documents and the Delaware Bonds shall be and remain unaltered by confirmation and consummation of the Plan, including, without limitation, the extent, validity, priority, and perfection of all liens and security interests granted thereunder. No further filing, notice, or other action shall be required to effect the reinstatement of the Delaware Bond Documents and the Delaware Bonds, including, without limitation, the perfection of liens granted in respect thereof; provided, that the Genesis Debtors and/or


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                     the Reorganized Debtors shall obtain and execute, or cause to be obtained and executed, such replacement documents, agreements, and instruments as reasonably requested in writing by either Allfirst, as indenture trustee, or by holders of the Delaware Bonds. On or as soon as reasonably practicable after the Effective Date, the Genesis Debtors and/or the Reorganized Debtors shall (y) cure any and all defaults under the Delaware Bonds and the Delaware Bond Documents (including, without limitation, any past due payments of principal and interest (at the nondefault rate), whether incurred prior to or after the Commencement
                     Date), and (z) reimburse Allfirst as indenture trustee, for all expenses and costs (including reasonable attorneys' fees and expenses) which have accrued and are required to be paid under the Delaware Bonds and the Delaware Bond Documents.

                               (f) Subclass G1-7. As of the Effective Date, all
                     of the Genesis Debtors' obligations under, pursuant to, and in connection with (i) the 8.75% First Mortgage Revenue Refunding Bonds (River Street Associates Project), Series 1992, due June 15, 2007 (the "Luzerne Bonds"), issued pursuant to that certain Trust Indenture, dated as of June 1, 1992 (the "Luzerne Indenture"), between the Luzerne County Industrial Development Authority and Fidelity (predecessor to Allfirst), as indenture trustee, and (ii) any and all documents, agreements, and instruments executed in connection with the Luzerne Bonds, including, without limitation, the Luzerne Indenture and that certain Mortgage And Security Agreement dated as of June 1, 1992 (collectively, the "Luzerne Bond Documents"), shall be reinstated and shall be the obligations of the Reorganized Debtors. As of the Effective Date, the Luzerne Bond Documents shall be deemed reinstated in their entirety, and all legal, equitable, and contractual rights under the Luzerne Bond Documents and the Luzerne Bonds shall be and remain unaltered by confirmation and consummation of the Plan, including, without limitation, the extent, validity, priority, and perfection of all liens and security interests granted thereunder. No further filing, notice, or other action shall be required to effect the reinstatement of the Luzerne Bond Documents and the Luzerne Bonds, including, without limitation, the perfection of liens granted in respect thereof; provided, that the Genesis Debtors and/or the Reorganized Debtors shall obtain and


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
                     execute, or cause to be obtained and executed, such replacement documents, agreements, and instruments as reasonably requested in writing by either Allfirst, as indenture trustee, or by holders of the Luzerne Bonds. On or as soon as reasonably practicable after the Effective Date, the Genesis Debtors and/or the Reorganized Debtors shall (y) cure any and all defaults under the Luzerne Bonds and the Luzerne Bond Documents (including, without limitation, any past due payments of principal and interest (at the nondefault rate)), whether incurred prior to or after the Commencement Date), and (z) reimburse Allfirst, as indenture trustee, for all fees, expenses, and costs (including reasonable attorneys' fees and expenses) which have accrued and are required to be paid under the Luzerne Bonds and the Luzerne Bond Documents..

                     7. Section 5.11 of the Plan (Means for
Implementation/Cancellation of Existing Securities and Agreements) is amended as follows: in the last line after the word "indentures", add the words "; provided, further, however, that the relevant indentures, notes, and other instruments relating to Allowed Claims being reinstated and unimpaired in Class M1 shall not be canceled by this Section 5.11.

                     8. Section 5.12 of the Plan (Means for Implementation/Board of Directors) is amended as follows:

                     a. Replace the word "seven" in the first line with the word "eight".

                     b. In the fourth line after the sentence ending with the words "of Reorganized Genesis." add the following sentence: "The eighth member will be selected by the Chief Executive Officer of Reorganized Genesis."

                     9. Section 5.15 of the Plan (Means for
Implementation/Settlement with the Federal Government) is amended as follows:


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                     a. delete the words ", in the form set forth in the Plan
Supplement," in the fifth and sixth lines.

                     b. add the words ", subject to obtaining Bankruptcy Court approval" in the sixth line after the words "Plan of Reorganization".

                     10. Section 6.10 of the Plan (Distributions/Setoffs) is amended as follows: at the end of the sixth line after the word "Claim" insert the words "provided, that in the event the Debtors seek to exercise such setoff rights against the holder of a Claim that is a debtor in a case under the Bankruptcy Code, the Debtors shall comply with the requirements of the Bankruptcy Code, including seeking relief from the automatic stay."

                     11. Section 8.1 of the Plan (Executory Contracts and Unexpired Leases/General Treatment) is amended as follows: insert the words "and Leases" after the words "Schedule of Rejected Contracts" in the fifth line.

                     12. Schedule 8.1 to the Plan (Schedule of Rejected Contracts/Genesis Debtors) is amended as follows:

                     a. insert the words "and Leases" after "Schedule of Rejected Contracts" in the title.

                     b. add the following contracts after "16. Transfer agreement, dated as of February 1, 1998, between Meridian Healthcare, Inc. and Montgomery General Hospital":


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                  17. Contract for the Sale of Anthony Wayne School, dated
                  December 8, 2000, between Walnut LTC Management, Inc. and Altman General Corporation(2)

                  18. Vehicle lease #93080, dated as of February 21, 1996, between NeighborCare - TCI, Inc. and Mike Albert Leasing, Inc.

                  19. Vehicle lease #93082, dated as of February 21, 1996, between NeighborCare - TCI, Inc. and Mike Albert Leasing, Inc.

                  20. Vehicle lease #93083, dated as of February 21, 1996, between NeighborCare - TCI, Inc. and Mike Albert Leasing, Inc.

                  21. Vehicle lease #93084, dated as of February 21, 1996, between NeighborCare - TCI, Inc. and Mike Albert Leasing, Inc.

                  22. Printer lease, dated as of April 1998, between Network Ambulance Services and Pitney Bowes

                  23. Pumps lease, dated January 17, 1994, between ASCO Healthcare, Inc. and Medela, Inc.

                     13. Section 10.6 of the Plan (Effect of
Confirmation/Exculpation) is amended as follows: delete the words "any Disbursing Agent," in the first line.

                     14. Except as expressly amended hereby, all other provisions of the Plan shall remain unaffected and in full force and effect.

Dated:     August 27, 2001
           Wilmington, Delaware


WEIL, GOTSHAL & MANGES LLP               Willkie Farr & Gallagher
767 Fifth Avenue                         787 Seventh Avenue
New York, New York 10153                 New York, New York 10019-6099
(212) 310-8000                           (212) 728-8000
Michael F. Walsh                         Marc Abrams
Gary T. Holtzer                          Paul V. Shalhoub

-and-                                    -and-


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(2) This is a postpetition agreement which the Genesis Debtors are terminating.


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

RICHARDS, LAYTON & FINGER, P.A.          Young Conaway Stargatt & Taylor
One Rodney Square                        11th Floor, Wilmington Trust Company
P.O. Box 551                             P.O. Box 391
Wilmington, Delaware 19899               Wilmington, Delaware 19899-0391
(302) 658-6541                           (302) 571-6600

By: /s/ Mark D. Collins                  By: /s/ Robert S. Brady
   ------------------------------           -----------------------------------
Mark D. Collins (No. 2981)               Robert S. Brady (No. 2847)
ATTORNEYS FOR THE GENESIS DEBTORS        ATTORNEYS FOR THE MULTICARE DEBTORS
AND DEBTORS IN POSSESSION                AND DEBTORS IN POSSESSION



















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